Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Acxiom Corporation:


We consent to the use of our report included in Acxiom's current report on Form 8-K dated February 8, 1999 and attached as Annex F to this information statement/prospectus and to the reference to our Firm under the heading Experts in the information statement/prospectus.

                                         /s/ KPMG LLP

Little Rock, Arkansas
April 16, 1999